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                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


Name                                            Jurisdiction of Incorporation
----                                            -----------------------------

Voyager Information Networks, Inc.              Michigan

Voyager Data Services, Inc.                     Delaware

Horizon Telecommunications, Inc.                Delaware